UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 28, 2009

GENETHERA, INC.

(Exact name of registrant as specified in its charter)







NEVADA

(State or other
jurisdiction
of incorporation)

33-142603

(Commission File Number)

65-0622463

(IRS Employer
Identification
No.)





  5255 Marshall
Street Arvada, CO

(Address of
principal executive
offices)



80002

(Zip Code)



Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Since November 10, 2008, the Company engaged W.T. Uniack & Co. CPAs, P.C. after our previous auditors had their Public Company Accounting Oversight Board (PCAOB) registration revoked. Mr. Uniack seemed concerned about his PCAOB status if he continued as our auditor. Mr. Uniack continued delaying the filing of our re-audited 10-K 2007 and 2008. We realized his fear and opted to let him go. Therefore, he was dismissed on May 27, 2009. Mr. Uniack requested to complete his audits, which he finally did on June 23, 2009. However, he also selected to tender his resignation. His resignation letter is dated June 16, 2009. Uniack stated on his letter that money was owed to him. No money was owed to Mr. Uniack. We wish Mr. Uniack the best of luck in his future auditing endeavors.
Thus, on May 27, 2009, Board of Directors voted to terminate its relationship with its independent auditors, W.T. Uniack & Co. CPAs, P.C. There were no disagreements with our independent auditors, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
On July 22, 2009 the board of directors voted to engage Malone-Bailey, P.C. as the issuer's new independent auditors for the year ended December 31, 2009 and quarterly reviews thereon.
ITEM 9.01 EXHIBITS
Exhibit Number		Description
Exhibit 16	Board Resolution for the Dismissal of W.T. Uniack &
Co. CPAs
Exhibit 17	Board Resolution Engagement Approval of Malone-Bailey,
P.C.
Exhibit 18	Resignation Letter of W.T. Uniack & Co. CPAs, P.C.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




July 28, 2009



GENETHERA, INC.





By:
/s/ Tannya L. Irizarry

Tannya L. Irizarry
Chief Financial Officer
Interim